NEWS RELEASE	950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	SVP, CFO and Treasurer	Robert T. Ray	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors/Media	Russell A. Johnson	(713) 513-9515

FOR IMMEDIATE RELEASE
TUESDAY, NOV. 1, 2005
GROUP 1 AUTOMOTIVE REPORTS THIRD-QUARTER RESULTS
HOUSTON, Nov. 1, 2005 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 specialty retailer, today reported third-quarter net income of $21.6 million, or $0.88 per diluted share, compared with a net loss of $9.6 million, or $0.42 per diluted share, in the third quarter of 2004.
Summary Results of Operations (Unaudited)
(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues	$1,570.2	$1,532.4	$4,544.2	$3,994.3
Gross Profit	$243.1	$229.9	$707.7	$611.8
Income from Operations	$47.3	$1.7	$127.3	$69.9
Income before Cumulative Effect of a Change in Accounting Principle	$21.6	$(9.6)	$54.1	$16.6
Diluted Earnings per Share before Cumulative Effect of a Change in Accounting Principle	$0.88	$(0.42)	$2.24	$0.71
Third-Quarter Results
Total revenues for the third quarter increased 2.5 percent to $1.6 billion. Gross profit increased 5.8 percent from the prior-year period to $243.1 million, reflecting a 50 basis point increase in gross margin to 15.5 percent. Income from operations was $47.3 million in the third quarter, resulting in an operating margin of 3.0 percent.
On a same store basis, excluding the six New Orleans-area dealerships affected by Hurricane Katrina, revenues grew 1.6 percent. This increase was highlighted by increases in each of the company’s four businesses. Same store gross profit, excluding New Orleans, increased 5.0 percent, reflecting increases of 11.9 percent in total used vehicles, 6.3 percent in parts and service, 2.5 percent in new vehicles, and 2.0 percent in finance and insurance. Same store gross margin, excluding New Orleans, increased by 50 basis points to 15.6 percent. Excluding New Orleans, same store selling, general and administrative (SG&A) expenses as a percentage of gross profit declined by 490 basis points, reflecting both the above-noted increase in gross profit, as well as a

Group 1 Automotive, Inc.
reduction in SG&A expenses from 12.0 percent of revenues to 11.6 percent of revenues. Same store operating margin, excluding New Orleans, was 3.4 percent.
As noted above, the company reported third-quarter net income of $0.88 per diluted share, compared with a net loss of $0.42 per diluted share in the third quarter of 2004. These results include certain asset impairments and hurricane-related losses and charges, as described below.
During the third quarter, the company recorded approximately $0.10 per diluted share in asset impairments associated with the pending disposition of certain of the company’s dealership assets in California. In the third quarter of 2004, the company recorded a $1.26 per diluted share charge related to the impairment of goodwill at its Atlanta platform.
The company estimates that the total financial impact of Hurricanes Katrina and Rita in the third quarter was $0.22 per diluted share. This amount includes insurance deductibles, clean up and repair costs, asset impairments, other direct operating losses and the estimated impact of lost sales as a result of the storms at each of the company’s New Orleans, Beaumont, Texas, and Houston-area dealerships.
As previously announced, four of Group 1’s six New Orleans-area dealerships have resumed operations after being closed for approximately two weeks following Hurricane Katrina. Two dealerships remain closed. As a result of the damage sustained at one of these closed dealerships, the company has terminated its facility lease and is exploring alternatives for returning the dealership to full operation. Group 1’s two Beaumont dealerships have resumed operations after temporary closures due to Hurricane Rita.
“Despite the challenges of two hurricanes during the quarter, our profitability improved across the board. I am especially pleased with our gross profit increases in our used vehicle and parts and service operations,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “Our results were also impacted by the employee-pricing programs offered by some automobile manufacturers. Although this helped to boost new vehicle sales and reduce inventories in July and August, we have experienced a significant reduction in domestic-brand sales and traffic since early September. It now appears unlikely that overall industry sales levels will soon return to those seen in the summer months, and we remain cautious about the fourth quarter.”
Year-to-Date Results
For the first nine months of 2005, total revenues grew 13.8 percent to $4.5 billion. New vehicle revenues grew 13.9 percent and total used vehicle revenues grew 11.9 percent, while parts and service and finance and insurance revenues grew 19.0 percent and 10.1 percent, respectively. On a same store basis, again excluding the company’s New Orleans-area dealerships, revenues were up 2.2 percent from 2004. Same store operating margin, excluding New Orleans, was 3.0 percent.
Income before the cumulative effect of a change in accounting principle for the nine-month period was $54.1 million, or $2.24 per diluted share, compared with $16.6 million, or $0.71 per diluted share, in 2004. The 2005 results include the above-noted asset impairments and hurricane-related financial impact other than the impact of lost sales, as well as a $0.04 per diluted share charge related to compensation and other costs associated with the company’s CEO transition. The 2004 results included a $1.25 per diluted share charge related to the impairment of goodwill at the company’s Atlanta platform and a $0.17 per diluted share charge related to the March 2004 redemption of the company’s 10 7/8 percent senior subordinated notes.
Acquisition / Disposition Update
In August, Group 1 acquired Chrysler and Jeep franchises in Beaumont, Texas, to augment its existing autoplex dealership in that market. These two franchises are expected to generate $9.4 million in estimated annual revenues. Including this acquisition, the company has acquired seven franchises with total estimated annual

Group 1 Automotive, Inc.
revenues of $118.1 million during 2005. The company noted that it does not anticipate closing any additional acquisitions for the remainder of the year.
On Oct. 17, the company disposed of its Lincoln-Mercury dealership in Edmond, Okla. The dealership had 2004 revenues of approximately $21.8 million.
Company Strategy
Group 1 also announced several strategic initiatives it will pursue over the next year. These initiatives include expansion of used vehicle and parts and service sales, implementation of a used vehicle inventory management software system, rationalization of dealership management system suppliers from three to two, and implementation of a standard chart of accounts. To execute these initiatives and drive greater operational synergies and process consistency, Group 1’s field management structure is being revised from its current structure of 13 platform leaders to five regional vice presidents, who will report directly to Hesterberg. This change will take effect Jan. 1, 2006.
Additionally, Group 1 anticipates disposing of dealerships representing at least $120 million in annual revenues during the next 14 months and expects to return to an acquisition level of at least $300 million in estimated revenues per year beginning in 2006.
Finally, the company advised that it will target an annual earnings-per-share growth rate of at least 15 percent during the next three to five years.
Management’s Outlook
Group 1 reaffirmed its 2005 full-year earnings-per-share guidance of $2.75 to $2.80 provided by the company earlier this month. The guidance is based on weighted average diluted shares outstanding of 24.1 million. It excludes the impacts of any future acquisitions or dispositions and any cumulative effect of a change in accounting principle.
Third-Quarter Conference Call
Group 1 will hold a conference call to discuss its third-quarter results and company strategy today at 10 a.m. EST. The call will be simulcast live on the Internet at www.group1auto.com through the Investor Relations section. A replay will be available for 30 days.
A telephonic replay will be available following the call through Nov. 8, by dialing: 800-405-2236 (domestic) or 303-590-3000 (international), with passcode: 11041320#.
About Group 1 Automotive, Inc.
Group 1 owns 94 automotive dealerships comprised of 142 franchises, 32 brands and 30 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Hampshire, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships and Internet sites, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.
Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release and the attached schedules contain financial measures that have not been calculated in accordance with U.S. generally accepted accounting principles, or GAAP. As required by SEC rules, the company has provided in the attachments to this press release reconciliations of these measures to the most directly comparable GAAP measures.

Group 1 Automotive, Inc.
This press release contains “forward-looking statements,” which are statements related to future, not past events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and the risks associated with acquisitions, and (h) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.
FINANCIAL TABLES TO FOLLOW

Group 1 Automotive, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004	% Change	2005	2004	% Change
REVENUES:
New vehicle retail sales	$977,492	$962,021	1.6%	$2,791,812	$2,451,916	13.9%
Used vehicle retail sales	279,484	265,544	5.2	819,816	737,541	11.2
Used vehicle wholesale sales	98,439	101,551	(3.1)	301,419	264,848	13.8
Parts and service	165,017	154,285	7.0	487,534	409,588	19.0
Finance and insurance	49,737	49,006	1.5	143,648	130,442	10.1

Total revenues	1,570,169	1,532,407	2.5%	4,544,229	3,994,335	13.8%

COST OF SALES:
New vehicle retail sales	907,731	895,634	1.4%	2,594,379	2,280,237	13.8%
Used vehicle retail sales	243,756	232,779	4.7	715,978	647,018	10.7
Used vehicle wholesale sales	100,248	104,132	(3.7)	303,702	270,026	12.5
Parts and service	75,316	69,978	7.6	222,473	185,232	20.1

Total cost of sales	1,327,051	1,302,523	1.9%	3,836,532	3,382,513	13.4%

GROSS PROFIT	243,118	229,884	5.8%	707,697	611,822	15.7%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	186,216	182,682	1.9%	560,853	489,309	14.6%

DEPRECIATION AND AMORTIZATION EXPENSE	4,597	4,086	12.5%	14,522	11,241	29.2%

IMPAIRMENT OF GOODWILL AND LONG-LIVED ASSETS	4,987	41,373	(87.9)%	4,987	41,373	(87.9)%

INCOME FROM OPERATIONS	47,318	1,743	2,614.7%	127,335	69,899	82.2%

OTHER INCOME (EXPENSE):
Floorplan interest expense	(9,259)	(6,813)	35.9%	(27,998)	(17,660)	58.5%
Other interest expense, net	(4,344)	(4,697)	(7.5)	(14,174)	(13,627)	4.0
Loss on redemption of senior subordinated notes	—	—	—	—	(6,381)	(100.0)
Other income (expense), net	87	1	8,600.0	95	(63)	(250.8)

INCOME (LOSS) BEFORE INCOME TAXES	33,802	(9,766)	(446.1)%	85,258	32,168	165.0%

PROVISION (BENEFIT) FOR INCOME TAXES	12,176	(151)	(8,163.6)%	31,143	15,582	99.9%

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	21,626	(9,615)	(324.9)	54,115	16,586	226.3

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX BENEFIT OF $10,231	—	—	—	(16,038)	—	—

NET INCOME (LOSS)	$21,626	$(9,615)	(324.9)%	$38,077	$16,586	129.6%

DILUTED EARNINGS (LOSS) PER SHARE:
Income (loss) before cumulative effect of a change in accounting principle	$0.88	$(0.42)	(309.5)%	$2.24	$0.71	215.5%
Cumulative effect of a change in accounting principle	—	—	—	(0.66)	—	—

Net income (loss)	$0.88	$(0.42)	(309.5)%	$1.58	$0.71	122.5%

Weighted average diluted shares outstanding	24,570,979	22,946,245	7.1%	24,149,585	23,427,035	3.1%

Group 1 Automotive, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands)

	September 30,	December 31,
	2005	2004	% Change
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$33,528	$37,750	(11.2)%
Contracts in transit and vehicle receivables, net	137,000	172,402	(20.5)
Accounts and notes receivable, net	89,114	76,687	16.2
Inventories	686,694	877,575	(21.8)
Deferred income taxes	17,691	14,755	19.9
Prepaid expenses and other current assets	17,395	26,046	(33.2)

Total current assets	981,422	1,205,215	(18.6)
PROPERTY AND EQUIPMENT, net	176,033	160,297	9.8
GOODWILL	373,530	366,673	1.9
INTANGIBLE FRANCHISE RIGHTS	169,185	187,135	(9.6)
OTHER ASSETS	25,570	27,900	(8.4)

Total assets	$1,725,740	$1,947,220	(11.4)%

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Floorplan notes payable	$634,830	$848,260	(25.2)%
Acquisition line of credit	25,000	—	N/A
Current maturities of long-term debt	948	1,054	(10.1)
Accounts payable	99,561	108,920	(8.6)
Accrued expenses	99,469	91,528	8.7

Total current liabilities	859,808	1,049,762	(18.1)
LONG-TERM DEBT, net of current maturities	158,185	156,747	0.9
ACQUISITION LINE	—	84,000	(100.0)
DEFERRED INCOME TAXES	27,030	33,197	(18.6)
OTHER LIABILITIES	27,156	24,288	11.8

Total liabilities before deferred revenues	1,072,179	1,347,994	(20.5)

DEFERRED REVENUES	27,040	32,052	(15.6)

STOCKHOLDERS’ EQUITY:
Common stock	244	239	2.1
Additional paid-in capital	273,112	265,645	2.8
Retained earnings	357,008	318,931	11.9
Accumulated other comprehensive loss	(218)	(173)	26.0
Deferred stock-based compensation	(3,625)	—	N/A
Treasury stock	—	(17,468)	(100.0)

Total stockholders’ equity	626,521	567,174	10.5

Total liabilities and stockholders’ equity	$1,725,740	$1,947,220	(11.4)%

BALANCE SHEET DATA:
Working capital	$121,614	$155,453	(21.8)%
Current ratio	1.14	1.15	(0.9)

Long-term debt to capitalization	20%	30%
Inventory days supply: (1)
New vehicle	57	70	(18.6)%
Used vehicle	28	29	(3.4)

(1)	Inventory days supply equals units in inventory as of the end of the period, divided by unit sales for the month then ended, times 30 days.

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2005	2004	2005	2004
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
Platform	State(s)
Ira Motor Group	Massachusetts	14.4%	13.1%	13.5%	13.1%
Houston Metro Platform	Texas	14.1	13.7	14.5	14.5
Bob Howard Auto Group	Oklahoma	12.2	11.8	11.9	12.4
Miller Automotive Group	California	12.3	12.9	12.9	11.9
Maxwell Automotive Group	Texas	7.7	7.9	7.6	8.0
West Central Platform	TX, CO, NM	8.8	9.9	9.3	10.5
Group 1 Florida	Florida	6.4	5.5	6.1	6.2
Bohn Automotive Group	Louisiana	4.4	6.1	5.2	6.7
Peterson Automotive Group	California	4.5	5.3	4.3	2.6
Group 1 Atlanta	Georgia	5.3	4.7	4.9	5.3
Courtesy Auto Group	Texas	4.9	5.0	4.6	5.5
David Michael Motor Group	New Jersey	2.9	2.7	2.8	2.8
Hassel Auto Group	New York	2.1	1.4	2.4	0.5

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Scion/Lexus		28.6%	27.7%	28.6%	27.5%
Ford		19.6	19.7	18.8	21.1
DaimlerChrysler		15.6	14.4	15.0	13.9
Nissan/Infiniti		10.7	10.8	11.2	10.7
GM		8.9	10.9	10.1	11.0
Honda/Acura		9.7	8.8	9.4	9.8
Other		6.9	7.7	6.9	6.0

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT OTHER MIX:
Domestic		39.2%	40.0%	38.5%	41.9%
Import		45.8	46.2	46.1	45.4
Luxury		15.0	13.8	15.4	12.7

		100.0%	100.0%	100.0%	100.0%

Car		46.3%	43.1%	45.8%	42.5%
Truck		53.7	56.9	54.2	57.5

		100.0%	100.0%	100.0%	100.0%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004	% Change	2005	2004	% Change
REVENUES:
New vehicle retail sales	$977,492	$962,021	1.6%	$2,791,812	$2,451,916	13.9%
Used vehicle retail sales	279,484	265,544	5.2	819,816	737,541	11.2
Used vehicle wholesale sales	98,439	101,551	(3.1)	301,419	264,848	13.8

Total used	377,923	367,095	2.9	1,121,235	1,002,389	11.9
Parts and service	165,017	154,285	7.0	487,534	409,588	19.0
Finance and insurance	49,737	49,006	1.5	143,648	130,442	10.1

Total	$1,570,169	$1,532,407	2.5%	$4,544,229	$3,994,335	13.8%

GROSS MARGIN:
New vehicle retail sales	7.1%	6.9%		7.1%	7.0%
Used vehicle retail sales	12.8	12.3		12.7	12.3
Used vehicle wholesale sales	(1.8)	(2.5)		(0.8)	(2.0)

Total used	9.0	8.2		9.1	8.5
Parts and service	54.4	54.6		54.4	54.8
Finance and insurance	100.0	100.0		100.0	100.0

Total	15.5%	15.0%		15.6%	15.3%

GROSS PROFIT (LOSS):
New vehicle retail sales	$69,761	$66,387	5.1%	$197,433	$171,679	15.0%
Used vehicle retail sales	35,728	32,765	9.0	103,838	90,523	14.7
Used vehicle wholesale sales	(1,809)	(2,581)	29.9	(2,283)	(5,178)	55.9

Total used	33,919	30,184	12.4	101,555	85,345	19.0
Parts and service	89,701	84,307	6.4	265,061	224,356	18.1
Finance and insurance	49,737	49,006	1.5	143,648	130,442	10.1

Total	$243,118	$229,884	5.8%	$707,697	$611,822	15.7%

UNITS SOLD:
Retail new vehicles sold	34,355	33,991	1.1%	96,909	87,864	10.3%
Retail used vehicles sold	17,826	17,707	0.7	52,509	50,318	4.4
Wholesale used vehicles sold	13,832	13,831	0.0	39,520	36,515	8.2

Total used	31,658	31,538	0.4%	92,029	86,833	6.0%

GROSS PROFIT (LOSS) PER UNIT SOLD:
New vehicle retail sales	$2,031	$1,953	4.0%	$2,037	$1,954	4.2%
Used vehicle retail sales	2,004	1,850	8.3	1,978	1,799	9.9
Used vehicle wholesale sales	(131)	(187)	29.9	(58)	(142)	59.2
Total used	1,071	957	11.9	1,104	983	12.3
Finance and insurance (per retail unit)	953	948	0.5	961	944	1.8

OTHER:
Adjusted used gross margin(1)	12.1%	11.4%		12.4%	11.6%
Adjusted used gross profit per retail unit(2)	$1,903	$1,705	11.6%	$1,934	$1,696	14.0%
SG&A expenses	$186,216	$182,682	1.9%	$560,853	$489,309	14.6%
SG&A as % revenues	11.9%	11.9%		12.3%	12.3%
SG&A as % gross profit	76.6%	79.5%		79.3%	80.0%
Operating margin	3.0%	0.1%		2.8%	1.7%
Pretax income margin	2.2%	(0.6)%		1.9%	0.8%
Floorplan interest	$(9,259)	$(6,813)	35.9%	$(27,998)	$(17,660)	58.5%
Floorplan assistance	9,691	9,499	2.0	27,527	24,457	12.6

Net floorplan benefit (expense)	$432	$2,686	(83.9)%	$(471)	$6,797	(106.9)%

(1)	Adjusted used gross margin equals total used vehicle gross profit, which includes net wholesale loss, divided by used vehicle retail sales revenues. The profit or loss on wholesale sales is included in this number, as these transactions facilitate retail vehicle sales and are not expected to generate profit.

(2)	Adjusted used gross profit per retail unit equals total used vehicle gross profit, which includes net wholesale loss, divided by retail used vehicle unit sales. The profit or loss on wholesale sales is included in this number, as these transactions facilitate retail vehicle sales and are not expected to generate profit.

Group 1 Automotive, Inc.
Additional Information — Same Store(1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended September 30, 2005			Three Months Ended September 30, 2004			Percentage Change
			Same Store			Same Store			Same Store
			excluding New			excluding New	Same	New	excluding New
	Same Store	New Orleans	Orleans	Same Store	New Orleans	Orleans	Store	Orleans	Orleans
REVENUES:
New vehicle retail sales	$952,583	$40,559	$912,024	$962,021	$54,875	$907,146	(1.0)%	(26.1)%	0.5%
Used vehicle retail sales	272,865	9,329	263,536	265,544	13,545	251,999	2.8	(31.1)	4.6
Used vehicle wholesale sales	96,783	3,661	93,122	101,551	4,780	96,771	(4.7)	(23.4)	(3.8)

Total used	369,648	12,990	356,658	367,095	18,325	348,770	0.7	(29.1)	2.3
Parts and service	161,667	4,780	156,887	154,285	7,141	147,144	4.8	(33.1)	6.6
Finance and insurance	49,272	2,119	47,153	49,006	2,768	46,238	0.5	(23.4)	2.0

Total	$1,533,170	$60,448	$1,472,722	$1,532,407	$83,109	$1,449,298	0.0%	(27.3)%	1.6%

GROSS MARGIN:
New vehicle retail sales	7.1%	5.8%	7.2%	6.9%	4.8%	7.0%
Used vehicle retail sales	12.8	13.8	12.8	12.3	12.8	12.3
Used vehicle wholesale sales	(1.8)	(0.2)	(1.9)	(2.5)	(3.4)	(2.5)

Total used	9.0	9.9	9.0	8.2	8.6	8.2
Parts and service	54.3	55.5	54.3	54.6	59.5	54.4
Finance and insurance	100.0	100.0	100.0	100.0	100.0	100.0

Total	15.5%	13.9%	15.6%	15.0%	13.5%	15.1%

GROSS PROFIT (LOSS):
New vehicle retail sales	$67,725	$2,336	$65,389	$66,387	$2,618	$63,769	2.0%	(10.8)%	2.5%
Used vehicle retail sales	35,063	1,290	33,773	32,765	1,734	31,031	7.0	(25.6)	8.8
Used vehicle wholesale sales	(1,759)	(8)	(1,751)	(2,581)	(162)	(2,419)	(31.8)	(95.1)	(27.6)

Total used	33,304	1,282	32,022	30,184	1,572	28,612	10.3	(18.4)	11.9
Parts and service	87,778	2,652	85,126	84,307	4,252	80,055	4.1	(37.6)	6.3
Finance and insurance	49,272	2,119	47,153	49,006	2,768	46,238	0.5	(23.4)	2.0

Total	$238,079	$8,389	$229,690	$229,884	$11,210	$218,674	3.6%	(25.2)%	5.0%

UNITS SOLD:
Retail new vehicles sold	33,643	1,492	32,151	33,991	2,058	31,933	(1.0)%	(27.5)%	0.7%
Retail used vehicles sold	17,490	686	16,804	17,707	1,002	16,705	(1.2)	(31.5)	0.6
Wholesale used vehicles sold	13,625	647	12,978	13,831	900	12,931	(1.5)	(28.1)	0.4

Total used	31,115	1,333	29,782	31,538	1,902	29,636	(1.3)%	(29.9)%	0.5%

GROSS PROFIT (LOSS) PER UNIT SOLD:
New vehicle retail sales	$2,013	$1,566	$2,034	$1,953	$1,272	$1,997	3.1%	23.1%	1.9%
Used vehicle retail sales	2,005	1,880	2,010	1,850	1,731	1,858	8.4	8.6	8.2
Used vehicle wholesale sales	(129)	(12)	(135)	(187)	(180)	(187)	(31.0)	(93.3)	(27.8)
Total used	1,070	962	1,075	957	826	965	11.8	16.5	11.4
Finance and insurance (per retail unit)	964	973	963	948	905	951	1.7	7.5	1.3

OTHER:
Adjusted used gross margin(2)	12.2%	13.7%	12.2%	11.4%	11.6%	11.4%
Adjusted used gross profit per retail unit(3)	$1,904	$1,869	$1,906	$1,705	$1,569	$1,713	11.7%	19.1%	11.3%
SG&A expenses	$182,346	$10,905	$171,441	$182,682	$8,923	$173,759	(0.2)%	22.2%	(1.3)%
SG&A as % revenues	11.9%	18.0%	11.6%	11.9%	10.7%	12.0%
SG&A as % gross profit	76.6%	130.0%	74.6%	79.5%	79.6%	79.5%
Operating margin	3.0%	(6.8)%	3.4%	0.1%	2.4%	0.0%
Floorplan interest	$(9,010)	$(603)	$(8,407)	$(6,813)	$(379)	$(6,434)	32.2%	59.1%	30.7%
Floorplan assistance	9,622	416	9,206	9,499	567	8,932	1.3	(26.6)	3.1

Net floorplan benefit (expense)	$612	$(187)	$799	$2,686	$188	$2,498	(77.2)%	(199.5)%	(68.0)%

(1)	Same store amounts include the results for the identical months in each period presented in the comparison commencing with the first month we owned the dealership and, in the case of dispositions, ending with the last month we owned it. Same store results also include the activities of the corporate office.

(2)	Adjusted used gross margin equals total used vehicle gross profit, which includes net wholesale loss, divided by used vehicle retail sales revenues. The profit or loss on wholesale sales is included in this number, as these transactions facilitate retail vehicle sales and are not expected to generate profit.

(3)	Adjusted used gross profit per retail unit equals total used vehicle gross profit, which includes net wholesale loss, divided by retail used vehicle unit sales. The profit or loss on wholesale sales is included in this number, as these transactions facilitate retail vehicle sales and are not expected to generate profit.

Group 1 Automotive, Inc.
Additional Information — Same Store(1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Nine Months Ended September 30, 2005			Nine Months Ended September 30, 2004			Percentage Change
			Same Store			Same Store			Same Store
			excluding New			excluding New	Same	New	excluding New
	Same Store	New Orleans	Orleans	Same Store	New Orleans	Orleans	Store	Orleans	Orleans
REVENUES:
New vehicle retail sales	$2,468,519	$131,738	$2,336,781	$2,451,916	$154,593	$2,297,323	0.7%	(14.8)%	1.7%
Used vehicle retail sales	744,430	37,921	706,509	737,541	42,085	695,456	0.9	(9.9)	1.6
Used vehicle wholesale sales	271,292	13,839	257,453	264,848	13,653	251,195	2.4	1.4	2.5

Total used	1,015,722	51,760	963,962	1,002,389	55,738	946,651	1.3	(7.1)	1.8
Parts and service	428,878	18,392	410,486	409,588	20,542	389,046	4.7	(10.5)	5.5
Finance and insurance	133,500	7,385	126,115	130,442	7,869	122,573	2.3	(6.2)	2.9

Total	$4,046,619	$209,275	$3,837,344	$3,994,335	$238,742	$3,755,593	1.3%	(12.3)%	2.2%

GROSS MARGIN:
New vehicle retail sales	7.0%	5.7%	7.1%	7.0%	5.1%	7.1%
Used vehicle retail sales	12.8	13.1	12.8	12.3	11.7	12.3
Used vehicle wholesale sales	(0.8)	(0.4)	(0.9)	(2.0)	(3.1)	(1.9)

Total used	9.1	9.5	9.1	8.5	8.1	8.5
Parts and service	54.3	56.3	54.2	54.8	59.5	54.5
Finance and insurance	100.0	100.0	100.0	100.0	100.0	100.0

Total	15.6%	14.4%	15.7%	15.3%	13.6%	15.4%

GROSS PROFIT (LOSS):
New vehicle retail sales	$172,892	$7,468	$165,424	$171,679	$7,866	$163,813	0.7%	(5.1)%	1.0%
Used vehicle retail sales	95,104	4,958	90,146	90,523	4,934	85,589	5.1	0.5	5.3
Used vehicle wholesale sales	(2,290)	(62)	(2,228)	(5,178)	(421)	(4,757)	(55.8)	(85.3)	(53.2)

Total used	92,814	4,896	87,918	85,345	4,513	80,832	8.8	8.5	8.8
Parts and service	232,749	10,357	222,392	224,356	12,215	212,141	3.7	(15.2)	4.8
Finance and insurance	133,500	7,385	126,115	130,442	7,869	122,573	2.3	(6.2)	2.9

Total	$631,955	$30,106	$601,849	$611,822	$32,463	$579,359	3.3%	(7.3)%	3.9%

UNITS SOLD:
Retail new vehicles sold	87,671	4,966	82,705	87,864	5,843	82,021	(0.2)%	(15.0)%	0.8%
Retail used vehicles sold	48,688	2,812	45,876	50,318	3,116	47,202	(3.2)	(9.8)	(2.8)
Wholesale used vehicles sold	36,503	2,342	34,161	36,515	2,527	33,988	(0.0)	(7.3)	0.5

Total used	85,191	5,154	80,037	86,833	5,643	81,190	(1.9)%	(8.7)%	(1.4)%

GROSS PROFIT (LOSS) PER UNIT SOLD:
New vehicle retail sales	$1,972	$1,504	$2,000	$1,954	$1,346	$1,997	0.9%	11.7%	0.2%
Used vehicle retail sales	1,953	1,763	1,965	1,799	1,583	1,813	8.6	11.4	8.4
Used vehicle wholesale sales	(63)	(26)	(65)	(142)	(167)	(140)	(55.6)	(84.4)	(53.6)
Total used	1,089	950	1,098	983	800	996	10.8	18.8	10.2
Finance and insurance (per retail unit)	979	949	981	944	878	949	3.7	8.1	3.4

OTHER:
Adjusted used gross margin(2)	12.5%	12.9%	12.4%	11.6%	10.7%	11.6%
Adjusted used gross profit per retail unit(3)	$1,906	$1,741	$1,916	$1,696	$1,448	$1,712	12.4%	20.2%	11.9%
SG&A expenses	$499,708	$28,946	$470,762	$489,309	$26,216	$463,093	2.1%	10.4%	1.7%
SG&A as % revenues	12.3%	13.8%	12.3%	12.3%	11.0%	12.3%
SG&A as % gross profit	79.1%	96.1%	78.2%	80.0%	80.8%	79.9%
Operating margin	2.8%	(0.5)%	3.0%	1.7%	2.3%	1.7%
Floorplan interest	$(25,007)	$(1,782)	$(23,225)	$(17,660)	$(1,106)	$(16,554)	41.6%	61.1%	40.3%
Floorplan assistance	25,956	1,480	24,476	24,457	1,582	22,875	6.1	(6.4)	7.0

Net floorplan benefit (expense)	$949	$(302)	$1,251	$6,797	$476	$6,321	(86.0)%	(163.4)%	(80.2)%

(1)	Same store amounts include the results for the identical months in each period presented in the comparison commencing with the first month we owned the dealership and, in the case of dispositions, ending with the last month we owned it. Same store results also include the activities of the corporate office.

(2)	Adjusted used gross margin equals total used vehicle gross profit, which includes net wholesale loss, divided by used vehicle retail sales revenues. The profit or loss on wholesale sales is included in this number, as these transactions facilitate retail vehicle sales and are not expected to generate profit.

(3)	Adjusted used gross profit per retail unit equals total used vehicle gross profit, which includes net wholesale loss, divided by retail used vehicle unit sales. The profit or loss on wholesale sales is included in this number, as these transactions facilitate retail vehicle sales and are not expected to generate profit.